Exhibit 10.3
CENTERPOINT ENERGY SAVINGS RESTORATION PLAN
(Effective as of January 1, 2008)

Fourth Amendment
WHEREAS, CenterPoint Energy, Inc. (the “Company”) maintains the CenterPoint Energy Savings Restoration Plan, effective as of January 1, 2008 (the “Plan”) for the benefit of its eligible employees; and
WHEREAS, the Company desires to amend the Plan in certain respects;
NOW, THEREFORE, the Company, having reserved the right under Section 6.2 thereof to amend the Plan, does hereby amend the Plan, effective as of October 1, 2023, as follows:
1.A new Section 4.10 shall be added to the Plan to read as follows:
“4.10    Clawback or Recoupment. Notwithstanding any other provision in this Plan, a Participant’s Total Plan Benefit shall be subject to clawback, recovery or recoupment by the Company under any clawback or recoupment policy adopted by the Company, whether before or after payment of the Total Plan Benefit.”

IN WITNESS WHEREOF, CenterPoint Energy, Inc. has executed these presents as evidenced by the signature of its officer affixed hereto, which may be sufficiently evidenced by any executed copy hereof, this 28th day of September, 2023, but effective as set forth above.
CENTERPOINT ENERGY, INC.

By:    /s/ David J. Lesar________________
David J. Lesar
Chief Executive Officer
ATTEST:
/s/ Vincent A. Mercaldi_
Vincent A. Mercaldi
Corporate Secretary

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